EXHIBIT 99.1


DHB Industries, Inc.
November 9, 2004


DHB Industries Inc.

                         NEWS FROM DHB INDUSTRIES, INC.
                400 Post Avenue; Suite 303 o Westbury, NY 11590
           T: 516/997-1155 o F: 516/997-1144 o www.dhbindustries.com


        Investor Contact:                           Company Contact:
        Robert B. Prag, President                   Dawn M. Schlegel, CFO
        The Del Mar Consulting Group, Inc.          DHB Industries, Inc.
        858/794-9500                                516/997-1155
        bprag@delmarconsulting.com                  dschlegel@dhbt.com


FOR IMMEDIATE RELEASE

              DHB INDUSTRIES ACHIEVES RECORD THIRD QUARTER RESULTS

                     - EPS INCREASES 157% TO RECORD $0.18 -

                 - REVENUE CLIMBS 64% TO RECORD $89.4 MILLION -

   - COMPANY UPS GUIDANCE FOR FULL-YEAR 2004 REVENUE TO EXCEED $330 MILLION -

           -DHB HAS ANNOUNCED OVER ONE-HALF BILLION DOLLARS IN ORDERS
                         OVER THE PAST TWELVE MONTHS -


WESTBURY, NY - (November 9, 2004) DHB INDUSTRIES, INC. (AMEX: DHB), the market leader in the rapidly growing body armor industry, announced today record revenues and earnings for the third quarter ended September 30, 2004, posting its 19th consecutive year-over-year increase in quarterly revenues. The current backlog of firm orders exceeds $365 million.

For the third quarter ended September 30, 2004, DHB reported record revenues of $89,410,000, an increase of 64% as compared to revenues of $54,417,000 for the third quarter of 2003. Operating income increased 130% in the third quarter of 2004 to a record $13,282,000 as compared to $5,763,000 in the third quarter of 2003. Third quarter 2004 income available to common stockholders was a record $8,058,000 or $0.18 per diluted share, a 157% increase as compared to $0.07 per diluted share or $3,160,000, in the third quarter of 2003. The effective tax rate for the third quarter of 2004 was 36.6% as compared to 40.7% in the third quarter of 2003. Weighted shares outstanding on a diluted basis for the third quarter of 2004 were 45,962,109 as compared to 44,510,790 for the third quarter of 2003.

Gross margins for the third quarter of 2004 were 27.8% versus 27.2% in the third quarter of 2003. Selling, general and administrative expenses ("SG&A expenses") for the third quarter of 2004 were 13.0% of net sales versus 16.6% of net sales for the third quarter of 2003.

For the nine months ended September 30, 2004, DHB reported record revenues of $249,879,000, an increase of 59% as compared to revenues of $157,095,000 for the first nine months of 2003. Operating income increased 80% in the first nine months to a record $37,165,000 as compared to $20,689,000 in the first nine months of 2003. Income available to common stockholders in the first nine months was a record $21,897,000 or $0.49 per diluted share, an 82% increase as compared


                                    (Page 1)

DHB Industries, Inc.                                                EXHIBIT 99.1
November 9, 2004


to $12,050,000, or $0.28 per diluted share in the first nine months of 2003. The effective tax rate for the first nine months of 2004 was 38.3% as compared to 39.9% in the first nine months of 2003. Weighted shares outstanding on a diluted basis for the first nine months of 2004 were 45,614,473 as compared to 44,053,330 for the first nine months of 2003.

Gross margins for the first nine months of 2004 were 27.8% versus 27.6% in the first nine months of 2003. Selling, general and administrative expenses ("SG&A expenses") for the first nine months of 2004 were 13.0% of net sales versus 14.4% of net sales for the first nine months of 2003.

Stockholders' equity rose to a record $68,795,000 at September 30, 2004, a 47% increase as compared to $46,738,000 at year-end December 31, 2003.

THIRD QUARTER & RECENT HIGHLIGHTS:

     o In the third quarter of 2004, DHB Industries began shipping on its recently announced three-year, $239.4 million purchase contract from the US Army for DHB's new Dorsal Axillary Protection System (D.A.P.S.). D.A.P.S. is an entirely new product line that is complementary to DHB's enormously successful Interceptor Outer Tactical Vest, which provides the same level of ballistic protection to areas of the body not covered by the Interceptor, specifically including the underarm, shoulder and upper arm.

     o Since October 5, 2004, DHB has announced new purchase and delivery orders totaling $78.6 million, including a $24.6 million order from the US Mission Iraq for body armor for Iraqi military and law enforcement personnel. All of the $78.6 million of new orders were for body armor products other than Interceptor vests.

Sandra Hatfield, COO of DHB Industries, commented, "We continue to meet or exceed all of our internal operating and performance goals. Our base of business is strengthening in all segments - military, state and local law enforcement, and federal agencies - and we believe we are increasing market share in all segments. We are especially encouraged by substantial orders we have recently received that are either for new products or are from new customers. Lastly, we are extremely excited about the prospects of a number of R & D initiatives as well as new products currently in either prototype or field testing stage."

David Brooks, Chairman and CEO of DHB Industries, added, "Our strength, commitment and leadership position within the body armor industry is extremely strong. Over the past year, DHB has announced new contracts and purchase orders totaling more than $525 million. To date, our Point Blank subsidiary, providing life-saving protection for our troops, has shipped more than 800,000 Interceptor Outer Tactical Vests to the US military. The surging operating performance and earnings leverage of the Company is largely a result of the significant investments we made over the past three years in R&D, expanding our manufacturing capacity by opening two new facilities totaling over 150,000 square feet, and significantly increasing our base of versatile employees. As we look to the future outlook of DHB, I can only say, this is just the beginning, the future is ours."


                                    (Page 2)

DHB Industries, Inc.                                                EXHIBIT 99.1
November 9, 2004


GUIDANCE AND OUTLOOK

DHB continues to experience accelerating demand for its industry-leading protective body armor products. The Company is raising its previous guidance, and now expects revenues of at least $330 million for the full 2004 year.

CONFERENCE CALL:

DHB will discuss its results during a conference call today to be broadcast live over the Internet starting at 4:30 p.m. eastern daylight time.

Conference call particulars are as follows:

     o    Date - Tuesday, November 9, 2004
     o    Time - 4:30 p.m. eastern standard time/1:30 p.m. pacific standard time
     o    Dial in number - (888) 809-3629
     o Live Internet broadcast and replay can be accessed at http://www.dhbindustries.com

Those choosing to listen via telephone are encouraged to call in at least ten minutes prior to the start of the call to allow time to register with the operator.

ABOUT DHB INDUSTRIES, INC.

DHB Industries, Inc.'s Armor Group is the market leader in the rapidly growing protective body armor industry. Its highly recognized subsidiaries, Point Blank Body Armor, Inc. (http://www.pointblankarmor.com) and Protective Apparel Corporation of America (PACA) (http://www.pacabodyarmor.com) are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the U.S. and worldwide. DHB Armor Group's customers include the U.S. Army, Air Force, Navy, Marines, Coast Guard, Secret Service, FBI, DEA, INS, ATF, NATO, U.S. Marshals, the NYC Police Department, the LA Police Department, and the California Highway Patrol.

DHB Sports Group (http://www.ndlproducts.com) produces and markets a comprehensive line of athletic supports and braces, which are merchandised through national superstore chains including Wal-Mart, Target and Meijer, as well as private label distributors such as Amerisource Bergen and Cardinal Health.

DHB maintains facilities in Westbury, NY, Pompano Beach, FL, Deerfield Beach, FL, Oakland Park, FL, Jacksboro, TN, and Arlington, VA. To learn more about DHB Industries, Inc., visit the website at http://www.dhbindustries.com.


         SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES INCLUDING BUT NOT LIMITED TO RISKS ASSOCIATED WITH THE UNCERTAINTY OF FUTURE FINANCIAL RESULTS, ADDITIONAL FINANCING REQUIREMENTS, DEVELOPMENT OF NEW PRODUCTS, GOVERNMENT APPROVAL PROCESSES, THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, TECHNOLOGICAL CHANGES, THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS AND OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.



            ***STATEMENT OF OPERATIONS AND BALANCE SHEET TO FOLLOW***


                                    (Page 3)

DHB Industries, Inc.                                                EXHIBIT 99.1
November 9, 2004



                      DHB INDUSTRIES, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                 (In thousands, except share and per share data)


                                                         For the Three Months          For the Nine Months
                                                          Ended September 30,           Ended September 30,
                                                      ___________________________   ___________________________
                                                         2004            2003          2004            2003
                                                      ___________     ___________   ___________     ___________

Net sales                                             $    89,410     $    54,417   $   249,879     $   157,095

Cost of goods sold (includes related party
   purchases of $6,290, $6,802, $14,509, and
   $20,856, respectively)                                  64,537          39,599       180,361         113,785
                                                      ___________     ___________   ___________     ___________

Gross profit                                               24,873          14,818        69,518          43,310

Selling, general and administrative expenses               11,591           9,055        32,353          22,621
                                                      ___________     ___________   ___________     ___________

Income before other income (expense)                       13,282           5,763        37,165          20,689
                                                      ___________     ___________   ___________     ___________

Other income (expense)
Interest expense                                             (389)           (306)       (1,047)           (977)
Proceeds from settlement of lawsuit                            --              --            --             739
Other income                                                   41              24            55              48
                                                      ___________     ___________   ___________     ___________
Total other income (expense)                                 (348)           (282)         (992)           (190)
                                                      ___________     ___________   ___________     ___________

Income before income taxes and minority interest           12,934           5,481        36,173          20,499

Income taxes                                                4,728           2,231        13,850           8,179
                                                      ___________     ___________   ___________     ___________

Income before minority interest of subsidiary               8,206           3,250        22,323          12,320

Minority interest of subsidiary                               (58)             --          (156)             --
                                                      ___________     ___________   ___________     ___________

Net income                                                  8,148           3,250        22,167          12,320

Dividend - preferred stock                                    (90)            (90)         (270)           (270)
                                                      ___________     ___________   ___________     ___________

Income available to common stockholders               $     8,058     $     3,160   $    21,897     $    12,050
                                                      ===========     ===========   ===========     ===========

Earnings per common share:

Basic shares                                          $      0.20     $      0.08   $      0.54     $      0.30
                                                      ===========     ===========   ===========     ===========
Diluted shares                                        $      0.18     $      0.07   $      0.49     $      0.28
                                                      ===========     ===========   ===========     ===========

Weighted average shares outstanding:
Basic shares                                           40,891,896      40,594,746    40,814,675      40,490,062
Effect of convertible preferred                           500,000         500,000       500,000         500,000
Warrants                                                4,570,213       3,416,044     4,299,798       3,063,268
                                                      ___________     ___________   ___________     ___________
Diluted shares                                         45,962,109      44,510,790    45,614,473      44,053,330
                                                      ===========     ===========   ===========     ===========



                         *** BALANCE SHEET TO FOLLOW***


                                    (Page 4)

DHB Industries, Inc.                                                EXHIBIT 99.1
November 9, 2004



                      DHB INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
           AS OF SEPTEMBER 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003
                 (In thousands, except share and per share data)


                                                                             September 30,   December 31,
                                                                                 2004           2003
                                                                               ________     ____________

ASSETS

Current assets
Cash and cash equivalents                                                      $     87       $    441
Accounts receivable, less allowance for doubtful accounts of
    $901 and $852, respectively                                                  53,622         33,707
Inventories                                                                      81,970         54,753
Deferred income tax assets                                                          632            372
Prepaid expenses and other current assets                                         1,498          1,518
                                                                               ________       ________
Total current assets                                                            137,809         90,791
                                                                               ________       ________

Property and equipment, net                                                       2,846          1,819
                                                                               ________       ________

Other assets
Deferred income tax assets                                                          302            437
Deposits and other assets                                                           382            381
                                                                               ________       ________
Total other assets                                                                  684            818
                                                                               ________       ________
Total assets                                                                   $141,339       $ 93,428
                                                                               ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of term loan payable                                        $  4,000       $  2,000
Accounts payable (includes 3,179 owed to a related party at
  September 30, 2004)                                                            14,600          9,465
Accrued expenses and other current liabilities                                    9,216          5,635
Income taxes payable                                                             11,042          6,869
                                                                               ________       ________
Total current liabilities                                                        38,858         23,969

Long-term liabilities
Notes payable-bank                                                               24,890         22,012
Term loan payable                                                                 7,500
Other liabilities                                                                   933            502
                                                                               ________       ________

Total liabilities                                                                72,181         46,483
                                                                               ________       ________

Commitments and contingencies

Minority interest in consolidated subsidiary                                        363            207
                                                                               ________       ________

Stockholders' equity
Convertible preferred stock, $0.001 par value, 5,000,000 shares                       1              1
  authorized, 500,000 shares of Series A, 12% convertible preferred stock issued and outstanding; liquidation preference $3,000
Common stock, $0.001 par value, 100,000,000 shares                                   41             41
  authorized, 40,922,416 and 40,742,136 issued
Additional paid in capital                                                       35,544         35,384
Accumulated other comprehensive loss                                                (53)           (53)
Retained earnings                                                                33,262         11,365
                                                                               ________       ________
Total stockholders' equity                                                       68,795         46,738
                                                                               ________       ________
Total liabilities and stockholders' equity                                     $141,339       $ 93,428
                                                                               ========       ========



                                   *** End ***


                                    (Page 5)